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EXHIBIT 12 :  COMPUTATION OF EARNINGS TO FIXED CHARGES


                                      PREDECESSOR                                           THE COMPANY
                              ------------------------------    ------------------------------------------------------------------
                               Year Ended     Period Ended        Period Ended
                              December 31,     March 31,          December 31,      Year Ended     Year Ended        Year Ended
                                  1995            1996                1996             1997            1998             1999
                              ------------   --------------     ---------------    ------------   ---------------  ---------------
Fixed charges:
   Interest expense             $     --        $     --           $  1,666          $  9,080        $ 14,712         $ 15,076

   Interest portion of rental
     expense                           4               2                 13               117             213              184
                                --------        --------           --------          --------        --------         --------
Total fixed charges             $      4        $      2           $  1,679          $  9,197        $ 14,925         $ 15,260
                                ========        ========           ========          ========        ========         ========

Earnings:
   Income (loss) before
     income taxes and
     extraordinary item         $  1,762        $    227           $   (124)         $  2,508        $  5,141         $ (2,721)
   Fixed charges                       4               2              1,679             9,197          14,925           15,260
                                --------        --------           --------          --------        --------         --------
Total earnings                  $  1,766        $    229           $  1,555          $ 11,705        $ 20,066         $ 12,539
                                ========        ========           ========          ========        ========         ========

Ratio of earnings to fixed
     charges                       441.5           114.5                  *               1.3             1.3                *
Excess of fixed charges over
     earnings                   $     --        $     --           $    124          $     --        $     --         $  2,721
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* Earnings are inadequate to cover fixed charges